Press Release	Source: Renovo Holdings

Renovo Holdings Announces Participation in Community Events
Tuesday September 14, 4:31 pm ET

PANAMA CITY, Fla.--(BUSINESS WIRE)--Sept. 14, 2004--Renovo Holdings (OTCBB:RNVO - News) announced that the Company, in conjunction with Disaster Response Team (a.k.a. "DRT") of Panama City, Florida, recently hosted a Proclamation Signing designating September as "Together We Prepare" month. Florida Representatives Allan Bense (House Speaker Designate) and Bev Kilmer (House member) were the first to place their signatures to the proclamation, and in attendance were mayors and commissioners of surrounding cities and counties, including: Mayors from Panama City, Altha, Chipley, Springfield, Callaway, and Lynn Haven.

Additionally, Renovo and DRT jointly participated in the preparation of Personal Disaster Preparation Buckets by donating 100 "Mag Lights" to be included in each bucket. Home Depot was instrumental in providing the buckets and preparing the space in order to assemble each of the Preparation Buckets to be given away as promotional events on local television stations in Panama City.

In the latter part of September, Renovo and DRT, will be hosting a booth that highlights the community's support along with the American Red Cross' involvement in the National Disaster Preparedness Month for September. The booth will provide spectators with a first hand look at the "State-of-the-Art Technology DRT employs, along with photos and images of past disaster projects from start to finish DRT has completed. During the event Renovo and DRT will be holding a drawing for five (5) Emergency Lanterns to be given to spectators, and will hold a drawing for a Grand Prize in conjunction with Home Depot.

Stephen W. Carnes, CEO of Renovo Holdings stated, "I am pleased that the Company has been provided the opportunity to begin participating in community events within Panama City. I believe that participation in the community in which a Company does business to be a positive investment for both the Company and the community."

About Disaster Response Team (a.k.a. James Barr Contractors) - DRT is a privately held company based in Panama City, FL. DRT, the firm targeted as Renovo Holdings first acquisition, operates within the commercial and residential restoration service markets since 1964.

About Renovo Holdings - Renovo Holdings is a publicly traded company on the Over-the-Counter Bulletin Board under the symbol RNVO. The Company is presently a development stage company that intends to capitalize upon the niche market opportunities within the commercial and residential restoration service markets. More information is available about Renovo Holdings at http://www.renovoholdings.com

For up to date corporate information about Renovo Holdings, contact Stephen W. Carnes at 407-435-3959. E-mail: info@renovoholdings.com

This press release contains certain "forward-looking" statements, as defined in the United States Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Statements, which are not historical facts, are forward-looking statements. The Company, through its management, makes forward-looking public statements concerning its expected future operations, performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by the Company. They include, but are not limited to, the Company's ability to execute its business strategy, the Company's ability to consummate and complete acquisitions, the Company's access to future capital, the successful integration of acquired companies, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors that may be identified from time to time in the Company's public announcements. The Company undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

Renovo Holdings, Panama City

Stephen W. Carnes, 407-435-3959

E-mail: info@renovoholdings.com